Exhibit 8(a)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

[To be signed and dated as of the effective date of the Registration Statement]

[            ], 2007

Alcoa Inc.

390 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

We have acted as special counsel to Alcoa Inc., a Pennsylvania corporation (“Alcoa”), in connection with the preparation and filing of the registration statement on Form S-4 (the “Form S-4”) with the SEC under the Securities Act of 1933, as amended, on May 7, 2007, and in connection with the preparation and filing of Amendment No. 1 to the Form S-4 (together with the Form S-4, the “Registration Statement”) with the SEC under the Securities Act of 1933, as amended, on June 7, 2007, with respect to the registration of up to [            ] shares of Alcoa’s common stock, par value $1.00 per share, in connection with the Offer to Purchase by Alcoa and Alcoa Holdco Canada ULC, an unlimited liability corporation organized under the laws of the Province of Nova Scotia, Canada, and a wholly owned subsidiary of Alcoa, to purchase all outstanding common shares of Alcan Inc., a corporation organized under the laws of Canada. This opinion is being furnished to you at your request. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion, we have examined the Registration Statement and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined and the facts and representations concerning the Offer that have come to our attention during our engagement and (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS, and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions.

Based solely upon, and subject to the foregoing and subject to the qualifications and assumptions set forth herein and in the discussion in the Registration Statement under the caption “CIRCULAR—MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS,” we are of the opinion that, under current law, for United States federal income tax purposes:

(a)	the receipt of cash and Alcoa Common Shares pursuant to the Offer will be a taxable transaction;

(b)

a U.S. Holder that disposes of Alcan Common Shares in the Offer generally will recognize capital gain or loss equal to the difference between (i) the sum of the cash and the fair market value of Alcoa Common Shares that the U.S. Holder is entitled to receive pursuant to the Offer and (ii) the U.S. Holder’s adjusted tax basis in the Alcan Common Shares disposed of in the Offer; and

Alcoa Inc.

[            ], 2007

(c)

a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on the disposition of Alcan Common Shares pursuant to the Offer provided that (i) the gain is not effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the U.S., and (ii) in the case of a Non-U.S. Holder that is an individual, such Non-U.S. Holder is not present in the U.S. for 183 days or more in the taxable year of the disposition.

Except as expressly set forth above, we express no other opinion, including any opinion as to the United States federal, state, local, foreign, or other tax consequences of the disposition of Alcan Common Shares pursuant to the Offer or in certain transactions described in the Registration Statement under the heading “CIRCULAR—ACQUISITION OF SHARES NOT DEPOSITED” and the ownership and disposition of Alcoa Common Shares received pursuant to the Offer. Further, there can be no assurances that the opinion expressed herein will be accepted by the IRS or, if challenged, by a court. The opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you for use in connection with the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions “CIRCULAR—MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS” and “CIRCULAR—LEGAL MATTERS” in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Very truly yours,